UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2016

LINEAR TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 432-1900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders adopted the agreement and plan of merger;  approved executive compensation in relation to the merger; elected members of the Company’s Board of Directors; held an advisory vote on Executive Compensation; ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm; and to adjourn the meeting, if necessary, to solicit additional proxies.

The vote to adopt the agreement and plan of merger was as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
193,793,615	1,604,830	580,618	-

The vote to approve executive compensation in relation to the merger was as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
113,939,613	81,324,603	714,847	-

The vote for nominated directors was as follows:

Nominee	Votes	Votes	Votes	Broker
	For	Against	Abstaining	Non-Votes
Robert H. Swanson, Jr.	189,346,652	6,484,774	147,637	-
Lothar Maier	194,005,028	1,805,216	168,819	-
Arthur C. Agnos	187,150,213	8,408,309	420,541	-
John J. Gordon	187,375,121	8,173,405	430,537	-
David S. Lee	165,528,483	30,173,596	276,984	-
Richard M. Moley	172,680,948	23,012,180	285,935	-
Thomas S. Volpe	177,150,090	18,554,419	274,554	-

The vote with respect to the advisory vote on Executive Compensation was as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
117,566,333	66,680,730	11,732,000	-

The vote to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2016 was as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
211,325,763	1,279,771	367,794	-

The vote to adjourn the meeting, if necessary, to solicit additional proxies was as follows:

Votes	Votes	Votes	Broker
For	Against	Abstaining	Non-Votes
190,339,426	21,858,497	775,405	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	October 19, 2016
		By:	/s/ Donald P. Zerio
Donald P. Zerio
Vice President, Finance and Chief Financial Officer